WESTROCK COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

WESTROCK COMPANY
501 SOUTH 5TH STREET
RICHMOND, VA 23219

E10835-TBD

WESTROCK COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

You are receiving this communication because you hold shares of WestRock Company ("WestRock"). WestRock announced that it intends to separate its specialty chemicals business from the remaining businesses of WestRock to form Ingevity Corporation ("Ingevity") through a distribution of 100% of the common stock of Ingevity to WestRock stockholders. Important information regarding this separation and distribution is now available for your review (we refer to this information as the "Separation Materials"). This notice provides instructions on how to gain access to the Separation Materials, which are being provided for informational purposes only. This notice is not a form for voting and presents only an overview of the Separation Materials, which contain important information and are available, free of charge, on the internet or by mail. We encourage you to access and review closely the Separation Materials.

To effect the separation, WestRock will distribute 100% of the shares of Ingevity common stock to the holders of WestRock common stock as of the close of business on May 4, 2016, the record date for the distribution. Following the distribution, which will be effective on May 15, 2016, Ingevity will be an independent, publicly traded company. WestRock is not soliciting proxy or consent authority from stockholders in connection with the separation, and no stockholder vote is requested or required.

Important Notice Regarding the Availability of Materials

WESTROCK COMPANY

WESTROCK COMPANY
501 SOUTH 5TH STREET
RICHMOND, VA 23219

E10837-TBD

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. **This notice provides instructions on how to access WESTROCK COMPANY materials for informational purposes only.**

You may view the materials online at *www.materialnotice.com* and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

How to Access the Materials

Materials Available to VIEW or RECEIVE:

INFORMATION STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.materialnotice.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.*materialnotice*.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@*materialnotice*.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

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THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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THIS PAGE WAS INTENTIONALLY LEFT BLANK

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